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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 30, 2005
                                                         -----------------

                           JACKSONVILLE BANCORP, INC.
                           --------------------------
               (Exact Name of Registrant as Specified in Charter)

           Federal                 000-49792                  33-1002258
-----------------------------     -----------           ---------------------
(State or Other Jurisdiction)     (Commission             (I.R.S. Employer
      of Incorporation)            File No.)             Identification No.)


1211 West Morton Avenue, Jacksonville, Illinois                 62650
-----------------------------------------------         --------------------
(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:  (217) 245-4111
                                                     --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01.      ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

        On December 30, 2005, the Compensation Committee of the Board of Directors of Jacksonville Bancorp, Inc. (the "Company"), the holding company of Jacksonville Savings Bank (the "Bank"), amended the Bank's 1996 Stock Option Plan and 2001 Stock Option Plan (the "Plans") to eliminate "Limited Rights" from the Plans and any other feature that grants an option holder the right to receive a cash settlement of an option in circumstances that are not within the sole discretion of the Company. The Board determined to adopt these amendments in response to a recent interpretation of FAS 123(R) that would require reclassification as a "liability" and subsequent mark-to-market accounting, for any option or other award the settlement of which, in cash, is not in the sole discretion of the issuer of the option. Pursuant to Instruction 2 of Item 601(b)(10) of Regulation S-K, the amendments to the Plans will be filed as exhibits to the Company's Annual Report on Form 10-K.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

                (a)     Not Applicable.

                (b)     Not Applicable.

                (c)     None

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       JACKSONVILLE BANCORP, INC.



DATE: January 4, 2006                  By: /s/ Richard A. Foss
                                           -------------------------------------
                                           Richard A. Foss
                                           President and Chief Executive Officer